UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ALCO STORES, INC.

(Name of Registrant as Specified In Its Charter)

MILWAUKEE PRIVATE WEALTH MANAGEMENT, INC.
VI CAPITAL FUND, LP
VI CAPITAL MANAGEMENT, LLC
DAVID W. POINTER
CHARLES M. GILLMAN
WILLIAM L. LECHTNER
JOHN M. CLIMACO
DILIP SINGH
JEFFREY GEYGAN
STANLEY B. LATACHA
MARK D. STOLPER
ROBERT J. SARLLS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In the near future, the participants in this filing (“Concerned ALCO Stockholders”) intend to make a presentation to Institutional Shareholder Services with respect to their solicitation of proxies in connection with the ALCO Stores, Inc. 2014 Annual Meeting of Stockholders. A copy of the presentation is attached hereto as Exhibit 1. Concerned ALCO Stockholders has previously filed its definitive proxy statement on Schedule 14A with the Securities Exchange Commission on July 2, 2014.

Exhibit 1

- ALCO NEEDS CHANGE
- OUR PLAN
- OUR NOMINEES

# INVESTOR PRESENTATION

# 2014

## CONCERNED ALCO STOCKHOLDERS

*The secret of change is to focus all of your energy, not on fighting the old, but on building the new*
*-Socrates*

*Our team is ready to build the new ALCO*
*- Concerned ALCO Stockholders Team*

## OUR CONCERNS FOR ALCO

We are concerned not only with ALCO's poor stock price and financial performance, but are also highly troubled by both actions taken by its Board of Directors as well as inaction in addressing and remedying deteriorating operations. They and the Company have wasted millions of dollars in poorly executed expansion and have incurred significant and irresponsible levels of financial leverage. Most of the current board members lack public company experience, insiders' interests are not aligned with the Company as evidenced by next to no ALCO share ownership, and current board members have had large percentages of withheld votes in recent elections.

## OUR BLUEPRINT FOR IMPROVED SHAREHOLDER VALUE

We will utilize our collective turnaround and retail operating experience to improve corporate governance, assess the Company's organizational strengths and weaknesses (market position and differentiation, senior personnel) conduct Company-wide and store-wide financial analyses, fix or shutdown money losing stores, evaluate the Company's options with respect to its online presence, stop opening new stores until the Company is on a sound financial footing and has a viable and sustainable go-forward operating strategy, generate free cash flow, repay debt, institute pay-for-performance, and explore strategic alternatives.

## OUR TROUBLESHOOTERS

Our nominees will work tirelessly to improve shareholder wealth. Our nominees include Stanley Latacha, Dilip Singh, William Lechtner, John Climaco, David Pointer, Mark Stolper, and Robert Sarlls.

# AGENDA

1. ALCO's poor stock price performance
2. ALCO's poor operating & financial performance
3. ALCO's failed and ineffective strategies
4. ALCO's current Board of Directors is excessively compensated and owns little ALCO stock
5. The CAS blueprint for improving ALCO's performance and increasing shareholder value
6. CAS's highly qualified nominees

# Poor Stock Price Performance

# ALCO's Stock Performance Reflects Value Destruction

- When current Board Chairman Royce Winsten was elected to the Board in 2007 ALCO's share price was $35. On June 23rd, 2014 the stock price was $7.60. <u>This is a decline of nearly 80%.</u>
- The stock price has declined over several meaningful time periods
  - 82% decline since its all time high of $41.30 per share in Nov 10, 2006;
  - 60% decline since its five year high price of $18.76 per share in Jun 15, 2009.
  - Other retail stocks have recovered post-financial crisis; not ALCO.


ALCO Share Price Performance
Share Price ($)
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
1/6/2006
1/6/2007
1/6/2008
1/6/2009
1/6/2010
1/6/2011
1/6/2012
1/6/2013
1/6/2014

# Poor Stock Price Performance vs. Peer Group

Competitors shares have rallied since the 2008 financial crisis – not ALCO.



$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$-
Share Price ($)
1/6/2006
1/6/2007
1/6/2008
1/6/2009
1/6/2010
1/6/2011
1/6/2012
1/6/2013
1/6/2014
ALCS
DG
FDO
DLTR
BIG
FRED

Footnote: ALCO uses a peer group of companies to include: Dollar General Corporation (DG), Family Dollar Stores (FDO), Target Corp (TGT), and Fred's (FRED). We added two other relevant comparables in Dollar Tree (DLTR) and Big Lots (BIG) both of whom are smaller format stores comparable to ALCO. We have removed Target Corporation as it has a much larger store format and enjoys over $70 billion in annual sales and is therefore not comparable in our view to ALCO.

# Poor Operating and Financial Performance

# Poor Operating Performance

- Poor execution at the store and division levels:
  - higher than industry average out-of-stocks
  - excessively high shrink
- Inconsistent marketing and promotion
- Poor in-store communication of customer value and competitive pricing
- Lack of customer focus and centricity – ALCO has taken its small town primacy with its customers for granted
- Weak and inconsistent merchandising offerings
- Store and personnel appearance inconsistent across the chain
- Many stores located far from the Company's one distribution center





# Poor Performance – Long Term

- ALCO has been able to increase revenue by more than 26% over the past 10 years.
- Unfortunately this revenue growth has been unproductive in terms of generating sustainable and consistent profits.
- Over the past decade:
  - Gross margins have declined;
  - Operating income has declined from positive 2.4% of sales to (3.3%);
  - Debt has increased by over $90 million – levering the Company irresponsibly;
  - Positive free cash has been generated only three of the last 10 years; and
  - Free cash flow losses exceed $30 million, nearly equal to the Company's entire market capitalization

# Poor/Deteriorating Performance – Short Term

- While performance has been lagging for 10 years – recently things have gotten *worse*:

| | FY 2013 4Q | FY 2014 4Q | %Change |
| --- | --- | --- | --- |
| Sales: | $143.6 mill | $130.9 mill | -8.8% |
| Pre-Tax income: | $2.8 mill | $-7.9 mill | nm |
| | FY 2014 1Q | FY 2015 1Q | %Change |
| Sales: | $109.2 mill | $104.7 mill | -4.1% |
| Pre-Tax income: | $-2.0 mill | $-4.8 mill | nm |

- ALCO lost money in the all-important December holiday season, and sales and profitability trends are deteriorating rapidly.
- To finance these losses **ALCO has increased its borrowing over the past few quarters from $79.4 million to $107.9 million**
- ALCO's **equity has declined significantly** from **$102.2 million to $68.1 million**, representing a **33% decline over the last five quarters**.

# Lackluster Operating Performance

ALCO Stores sales growth has completely stalled – competitors have thrived.



$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Sales Volume ($Millions)
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
Years
DG
FDO
DLTR
BIG
FRED
ALCS

Footnote: FDO's FY 2014 will not end until August 2014.

# Lackluster Operating Performance

ALCO's Gross Margins are competitive…but…



45%
40%
35%
30%
25%
20%
Gross Profit Margin
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
Year
DG
FDO
DLTR
BIG
FRED
ALCS

# Lackluster Operating Performance

… operating margins are poor (and getting worse).


14%
12%
10%
8%
6%
4%
2%
0%
-2%
-4%
-6%
Operating Profit Margin
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
DG
FDO
DLTR
BIG
FRED
ALCS

# Lackluster Operating Performance

Net income has been trending lower over the years and have now deteriorated significantly due to the poor operating results which followed from the Company's failed strategies and poor execution.



ALCO Net Income Margin
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
-5.0%
-6.0%
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014

# Lackluster Operating Performance

Closest competitors have all experienced increased book values per share – in contrast, ALCO has experienced book value deterioration



$35
$30
$25
$20
$15
$10
$5
$0
BV/Share
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
DG
FDO
DLTR
BIG
FRED
ALCS

# Lackluster Operating Performance

In spite of no growth in book value and increased borrowing ROE has declined (and is collapsing rapidly).



ALCO Return on Equity %
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
-25.0%
-30.0%
-35.0%
-40.0%
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014

# Lackluster Operating Performance

ALCO has only generated free-cash flow in three out of the past 10 years (and it is collapsing).



ALCO Free Cash Flow
10
5
0
-5
-10
-15
-20
-25
-30
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014

# ALCO’s Strategies are Ineffective

# Lack of Effective Corporate Strategy and P&L Discipline

**"My goals in the coming year are two-fold: continue our momentum of successful expense and debt reduction……"**

- ***Richard Wilson, President and Chief Executive Officer, 10K, FY 2010***

The table below makes it abundantly clear that the Board of Directors failed to insist upon effective expense controls and, more importantly, corporate strategies that tied increased leverage to investments that generated satisfactory returns

| ($, mm) | 2005 | 2006 | 2007 | 2008 | 2009 | 2010 | 2011 | 2012 | 2013 | 2014 |
|---|---|---|---|---|---|---|---|---|---|---|
| Current maturities of long-term debt | 0.0 | 0.0 | 0.0 | 1.3 | 1.4 | 1.5 | 1.4 | 0.0 | 0.0 | 0.0 |
| Current maturities of capital lease obligations | 0.9 | 1.9 | 2.1 | 1.9 | 1.9 | 1.6 | 0.7 | 0.6 | 0.6 | 0.5 |
| Notes payable under revolving loan | 4.0 | 17.1 | 21.1 | 20.7 | 40.7 | 35.2 | 45.3 | 52.1 | 63.4 | 92.5 |
| Long term debt, less current maturities | 0.0 | 0.0 | 0.0 | 4.2 | 2.9 | 1.4 | 0.0 | 0.0 | 0.0 | 0.0 |
| Capital lease obligations - less current maturities | 3.7 | 7.3 | 6.8 | 4.9 | 3.0 | 1.3 | 11.7 | 12.8 | 15.9 | 15.3 |
| **Total Debt** | **8.6** | **26.2** | **30.0** | **33.0** | **49.8** | **41.0** | **59.1** | **65.4** | **80.0** | **108.3** |

# Increased Debt Has Weakened the Balance Sheet

- Out of the 37 retail and discount stores under $1 billion market cap, ALCO Stores has the second highest Debt/Market capitalization ratio[1].



Debt/Market Capitalization
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
Bon-Ton Stores Inc.
ALCO Stores, Inc.
RadioShack Corp.
Roundy's, Inc.
Ingles Markets, Incorporated
Body Central Corp.
Fairway Group Holdings Corp.
Pep Boys - Manny, Moe & Jack
Pacific Sunwear of California Inc.
Builders FirstSource, Inc.
Cherokee Inc.
Sears Hometown and Outlet Stores, Inc.
Eco-Shift Power Corp.
Cache Inc.
Village Super Market Inc.
U.S. Auto Parts Network, Inc.
Destination XL Group, Inc.
Stage Stores Inc.
Francesca's Holdings Corporation
Core-Mark Holding Company, Inc.
Haverty Furniture Companies Inc.
Natural Grocers by Vitamin Cottage, Inc.
Tilly's, Inc.
Fred's, Inc.
hhgregg, Inc.
Aéropostale, Inc.
Bebe Stores, Inc.
The Cato Corporation
Christopher & Banks Corporation
Citi Trends, Inc.
Destination Maternity Corporation
Kirkland's Inc.
New York & Company Inc.
Shoe Carnival Inc.
Stein Mart Inc.
Tuesday Morning Corporation
The Wet Seal, Inc.

1. "Debt" refers to the total debt held by the company. Financial data collected from S&P Capital IQ as of March 31, 2014

# Outsized Capital Expenditures Have Not Generated Positive Operational Results

- ALCO spent $43 milion in CAPEX over the last four years – far in excess of the Company's current market capitalization of approximately $25 million. Investors clearly believe this money was wasted.
- **With no substantive increase in operating income levels – we agree with investors.**
- Recently, CAPEX has been historically high even as store count is lower.


$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
290
270
250
230
210
190
170
150
FY05
FY06
FY07
FY08
FY09
FY10
FY11
FY12
FY13
FY14
Capex ($ mm)
Total stores operating end of period

# Inconsistent and Haphazard Store Expansion Strategy

- ALCO has made a number of ill-fated store expansions to locations far from its one distribution center in Abilene KS.
- More recently, in 2011, ALCO opened stores in densely populated and highly competitive metropolitan locations, in direct contrast to its stated mission of serving the small rural community.

*Competition for Pilot Stores*

| | |
|---|---|
| **Pasadena, TX** | In less than 3 miles, there are more than 20 discount stores and retail stores. Competing stores include multi-billion dollar publicly traded companies like Dollar Stores, Family Dollar, Dollar Tree, Big Lots, Macys, Target, Wal-Mart Supercenter. |
| **Houston, TX** | In less than 3 miles, there are more than 20 discount stores and retail stores. Competing stores include multi-billion dollar publicly traded companies like Dollar Tree, Family Dollar, Kroger, Lowe's Home Improvement, Sears, Macy's, Target, Wal-Mart Supercenter, Sam's Club, Walmart Neighborhood Market. |
| **Grand Prairie, TX** | In less than 3 miles, there are more than 20 discount stores and retail stores. Competing stores include multi-billion dollar publicly traded companies like Family Dollar, Dollar General, Dollar Tree, Target, The Home Depot, Wal-Mart Supercenter, Sam's Club. |

# Inconsistent and Haphazard Store Expansion Strategy

- One hour of research would have showed that competitive dynamics for these three pilot stores was problematic. Yet we believe ALCO spent in excess of $7 million on these stores.
- It is a well known fact that ALCO does not have a national or strong regional presence. Opening a store in a location which is packed with established national and retail stores is not only risky strategy but unwise from a capital allocation standpoint.
- All three of these pilot stores have been closed.

# ALCO's Inadequate Board Composition

# Very Low BOD and Insider Share Ownership

- Insider ownership is absurdly low at 0.68%
- A majority (4) of the current Directors do not own a single share
- CEO Richard Wilson only owns 6,250 shares and Chairman Royce Winsten owns just 5,000 shares
- This explains the reason why board and management interests are not parallel

| Name | Designation | Number of Shares Beneficially Owned |
|---|---|---|
| Richard E Wilson | CEO, President and Director | 6,250 |
| Wayne S Peterson | Former Senior VP, CFO | 625 |
| Tom L Canfield, Jr | Former SVP - Logistics & Administration | 9,880 |
| | | |
| Lolan C Mackey | Director | 0 |
| Dennis E Logue | Director | 500 |
| Royce Winsten | Chairman of the Board | 5,000 |
| Terrence M Babilla | Director | 0 |
| Paul T. Davies | Director | 0 |
| Leslie A. Ball | Director | 0 |
| | | |
| All directors and executive officers as a group | | 22,225 |
| **Insider Ownership** | | **0.68%** |
| *The following tables set forth certain information regarding the beneficial ownership of ALCO Store's common stock as of June 20, 2014 per ALCO's Pre 14A SEC filing* | | |

# Excessive Director Compensation

- The following table provides the details of compensation paid to individuals that served as Directors during Fiscal 2014

| Director Compensation | Fees Earned or Paid in Cash and Other ($) | Option Awards ($) | Total ($) |
|---|---|---|---|
| Richard E. Wilson | 0 | 0 | 0 |
| Lolan C. Mackey | 45,493 | 152,200 | 197,693 |
| Dennis E. Logue | 54,077 | 152,200 | 206,277 |
| Royce Winsten | 245,078 | 505,800 | 750,878 |
| Terrence M. Babilla | 194,570 | 417,200 | 611,770 |
| **Total Director Compensation** | | | $1,766,618 |
| **Net Loss (for FY14)** | | | (26,425,000) |

- We believe that Director compensation is excessive, especially given ALCO's modest size, the significant losses sustained by the Company over the last five quarters, and the sustained decline in the Company's share price. By comparison, at Family Dollar Stores, a $6 Billion discounter, the highest cash compensation received by a Director is $90,000; whereas the cash compensation for Royce Winsten for FY 2014 was $245,078.
- Additionally none of the other Directors (excluding Dennis E Logue) had any public company experience as a director prior to ALCO.

# Lack Of Shareholder Trust

- In July 2013, Argonne Capital Group entered into a merger agreement with ALCO to acquire all of the Company's stock at $14.00 per share

- On Oct 30, 2013, ALCO Store's shareholders rejected the merger of ALCO with Argonne Capital Group

- Only 39.4% of shareholders voted for the approval of the merger.

- Shareholders voted down the merger proposal approved by the board. Shareholders apparently did not think the recommendation made by the current board was in their best interest.

- Clearly there is a trust issue between shareholders and the current board.

# ISS Voting Recommendations Against ALCO Directors

History of WITHHOLD voting recommendations by ISS

- In 2013, ISS recommended shareholders to WITHHOLD votes for all 5 ALCO Directors (Royce Winsten, Richard E Wilson, Dennis E Logue, Lolan C Mackey and Terrence M Babilla).

# Huge Increase In Withheld Shareholder Votes

All Directors have received significant withheld votes in the year 2013 compared to the previous year. Shareholders are upset with the poor oversight of the board members.

| Name | % of withheld | | Difference |
|---|---|---|---|
| | 2012 | 2013 | |
| Dennis E Logue | 3.6% | 22.4% | % of withheld votes increased 5 times |
| Lolan C Mackey | 11.6% | 23.8% | % of withheld votes increased by 100% |
| Richard E Wilson | 3.5% | 22.0% | % of withheld votes increased 5 Times |
| Royce Winsten | 3.5% | 22.9% | % of withheld votes increased 5 Times |
| Terrence M Babilla | 3.9% | 23.6% | % of withheld votes increased 5 Times |

# OUR BLUEPRINT FOR IMPROVING SHAREHOLDER VALUE

# Operational Assessment

- Evaluate organizational capabilities and limitations
  - Senior management
  - Gaps (talent, policies & procedures, other resources) and opportunities

- Comprehensive financial assessment
  - Total Company analysis
  - Store-level historical financial performance (by region, by size footprint)
  - Store level metrics (out of stocks, shrink, SKU turns)

- Understand and determine Company competitiveness within current markets and with its customers
  - Pricing
  - By department and by merchandise assortment
  - By store location

# Operational Improvements

- Insure companywide and retail industry standards and best practices are consistently implemented and monitored by senior management and that employees throughout store operations are appropriately incentivized – this has apparently been missing with the current board

- Use the initial operating assessment to insure senior management…
  - Repositions core departments to be more competitive and relevant to the consumer
  - Becomes more customer centric (from improved utilization of loyalty programs to increased involvement with the local community)

- **Restore ALCO's former position as THE small town community retail destination**

# Exit Money Losing Stores

- Shut down unprofitable stores
  - Upon review of the financial assessment of the Company (including store-level analysis) we will seek to shut down or otherwise dispose of stores which will not become profitable or benefit from the implementation and execution of a focused retail strategy for ALCO and which do not have any true competitive advantage.

# Focus On Free Cash Flow & Repay Debt

- Focus on Free Cash Flow generation
  - We will cut unnecessary operating expenses
    - Alco enjoys significant gross profits (nearly $136 million last year).
    - SG&A is unreasonably high for this not to generate <u>any</u> operating profit for shareholders.
  - Until the development and approval by the new board of a retail strategy for ALCO, we will temporarily freeze the plan of opening new stores and thereby spend nothing on growth capital expenditures.
    - Operations need to be stable and profitable as the first priority.
  - Our focus will be on free cash flow.
    - Improving the financial position of the Company after the recent increase in debt is job #1.

- We will primarily use this free cash flow to repay debt.

# Improve Governance & Pay-for-Performance

- Improve Corporate Governance by removing poison pill
  - As of now, the Company has Shareholder Rights Plan (Poison Pill). In the current election they are trying to extend it. We will revoke it.

- Re-align executive compensation.
  - As we have demonstrated on previous slides: the current Board of Directors receives excessive compensation benefits, and has little ownership of shares.
  - Further, CEO compensation is primarily driven by ROE, creating an incentive to actually lower the book value of the Company (this has been occurring).
  - We will create incentive systems that reward executives and the Board for creating value for shareholders.

# Our Nominees

**Stanley B. Latacha** is a retail turnaround expert and proven strategic marketing and branding leader with over 30 years of experience, on both the client side and advertising agency side, across all retail categories. As a retail turnaround expert, he has been involved in assisting five retail chains (ranging from $500 million in annual sales to $3 billion in annual sales) achieve successful turnarounds in four different retail categories – mass merchant, off-price apparel, family apparel, and hard lines, using a diverse set of hands-on skills, knowledge and experience to the role. Since 2008, Mr. Latacha has served as President of LeAf the Un-agency, a retail marketing and advertising agency that provides on-demand marketing strategy and advertising support for retailers and manufacturers entering the retail market. Since January 2014, he has been serving as the Chief Marketing Officer of American Laser Skincare, the largest beauty retailer in its category with 135 clinics. From 2011 to 2012, Mr. Latacha served as a Senior Vice President and Chief Marketing Officer of Pamida, an affiliate of Sun Capital Partners, Inc., that operates more than 180 retail stores and pharmacies in small and mid-sized communities. Mr. Latacha oversaw a restructuring of Pamida's where he provided the executive leadership to reinvent and reposition the chain. He changed processes and procedures across marketing, operations and merchandising. He linked marketing and merchandising processes to sales performance, resulting in the first annual positive growth of comparable sales for the chain in ten years. Prior to Pamida Mr. Latacha held chief marketing positions with such retailers as Ashley Furniture Industries, PETCO Animal Supplies, Goody's Family Clothing, and OfficeMax. Mr. Latacha received his B.S.B.A. from Roosevelt University.

Mr. Latacha is uniquely qualified to serve on the Company's Board given his successful track record in retail turnarounds. He recently provided the executive leadership to complete a successful turnaround of Pamida Stores, a retailer whose profile is similar to that of the Company. Mr. Latacha is currently working with the largest beauty retailer in its category to direct their turnaround efforts. His current hands-on turnaround experience, and decades-long experience in retail marketing, brand building, retail operations and merchandising, makes him uniquely qualified for the Board.

# Our Nominees

**Dilip Singh** has served as the general partner of Value Generation Capital Fund LP since December 2013. Mr. Singh also serves as a director of On Track Innovations Ltd. (NASDAQ:OTIV), a company that designs, develops and markets secure contactless microprocessor-based smart card technology, since December 2012, and a director of Concurrent Computer Corporation (NASDAQ:CCUR), a provider of high-performance, real-time computer systems and software solutions, since July 2012.

From April 2012 to April 2013, Mr. Singh served as the interim Chief Executive Officer, President and as a director of InfuSystem Holdings, Inc. (NYSEMKT:INFU) ("InfuSystem"), a provider of ambulatory infusion pumps and associated clinical services. As the leader of InfuSystem, Mr. Singh turned around the company and achieved profitability within two quarters, strengthened the overall financial footing by increasing cash and reducing debt on the balance sheet, and secured a new credit facility of $36.5 Million to replace and refinance the existing $35 Million facility with savings on loan payments on an annual basis of approximately $2.1 Million. Prior to joining InfuSystem, from July 2012 to December 2011, Mr. Singh served as the Chief Executive Officer of MRV Communications, Inc. (NASDAQ:MRVC) ("MRVC"), a provider of optical communications network infrastructure equipment and network management products, as well as network integration and managed services. Mr. Singh also served as a director of MRVC from October 2010 to December 2011. Under Mr. Singh's leadership, MRVC was turned around by selling non-core assets, improving the cost structure, implementing strategies to grow revenue and strengthening the balance sheet. Pursuant to this turnaround plan, MRVC made its first return of capital ever and paid to the shareholders $0.47 per share as special dividend.

From December 2008 to May 2009 Mr. Singh served as the Chief Executive Officer of Telia-Sonera Spice Nepal, a large Asian mobile operator. From October 2004 to November 2008, Mr. Singh served as the Chief Executive Officer and President of Telenity, Inc., a convergence applications, service delivery platform and value added services telecom software company.

Mr. Singh earned a Master's of Science in Physics from the University of Jodhpur and a Masters of Technology in Electronics & Communications Electrical Engineering from the Indian Institute of Technology. Mr. Singh has over 40 years of operational executive management and board experience with global major Fortune 500 telecom carriers, entrepreneurial experience with start-ups and early stage telecom software companies, network equipment providers and a venture capital firm. Mr. Singh's extensive operational and board experience and knowledge will be a valuable addition to the Company.

Mr. Singh is uniquely qualified to serve on the Company's Board given his vast experience on corporate boards of directors and executive leadership positions, as well as his experience in turning around under-performing companies over a broad array of industry sectors. Mr. Singh has particularly useful experience in understanding complex logistical systems and supply chains.

# Our Nominees

**William L. Lechtner** has over 30 years of diverse hands-on retail experience across all merchandise, marketing and sales promotion categories. Mr. Lechtner's expertise includes creative brand building and positioning, innovative supply chain solutions and leadership and team development. Since 2006, he has been the Chief Executive Officer and Managing Director of The Lechtner Group, a retail consulting group to companies in the pet industry. Mr. Lechtner since 2012 has been on the board of directors of OurPet's Company, a publicly traded pet supplies manufacturer, having served on its advisory Board for two years prior to his election. From 1995 to 2006, Mr. Lechtner was the Vice President/General Merchandise Manager of PETCO Animal Supplies, a national pet specialty retailer. During his tenure, PETCO grew from $270 million in annual sales and 265 stores to $1.8 billion annual sales and 716 locations. At PETCO he was a leader in the procurement, sales, brand building and promotional marketing of all merchandise, including its growing internet presence. Mr. Lechtner also had a critical role in planning and executing the merchandise and promotional marketing integration of more than 25 acquisitions, with a focus on merchandising, promotional marketing and maintaining existing customer satisfaction. He also achieved improved net sales margin percentage through increased penetration of private brand programs, advantageous supplier agreements and direct import business, as well as significantly improved key vendor and CRM programs. While at PETCO, Mr. Lechtner also increased inventory turns by managing manufacturer's production timelines with just in time replenishment, EOQ reductions in coordination with PETCO store specific merchandise planograms and successful promotional and loyalty programs. Prior to PETCO, Mr. Lechtner was a Senior Vice President/General Merchandising Manager of Pet Food Warehouse, where he developed and led all merchandising, marketing, inventory replenishment, space management and visual presentations for this start up's regional chain of big box pet supply stores grown from one initial store in Minneapolis to over 30 stores. Prior to Pet Food Warehouse, Mr. Lechtner was Vice President/General Merchandise Manager of deep discounter Pic & Save Stores, where he led sales, profits, soft goods merchandise, inventory replenishment, vendor negotiations. He significantly improved the company's initial mark-up by over 2,000 basis points in just over 2 years through direct importing and buying direct from manufacturers, and improved year-over-year sales by more than 30% while improving inventory turns by 33%. Prior to Pic & Save Stores Mr. Lechtner was a Senior Merchandise executive with both Zayre Stores and Burdines, the Federated Department Store division.

Mr. Lechtner holds a Bachelor of Business Administration from the University of Miami.

Mr. Lechtner is uniquely qualified to serve on the Company's Board given his successful 30+ year track record in improving, on a hands-on basis, the overall performance of several smaller community and regional retailers, his expertise as a leader and strategist in retail merchandising, as well as his deep experience from a cross functional perspective in retail brand building, supply chain management, inventory management, sales and marketing, and e-commerce.

# Our Nominees

**John M. Climaco** (J.D.) is an executive with a distinctive record of international business successes and 14 years of experience managing complex business operations and legal strategies worldwide. Mr. Climaco is experienced in major business restructurings, turn-arounds and issues specific to public companies, with well-established abilities in strategic planning, rapid product commercialization, business development, venture-based start-ups, and infrastructure build-out. Mr. Climaco is a respected leader, maintaining an extensive network of key executive, capital and legal resources and able to recruit and mentor top talent. In 2003 Mr. Climaco co-founded Axial Biotech Inc. ("Axial Biotech"), a venture-backed molecular diagnostics company specializing in spine disorders. Mr. Climaco served as a director, CEO, and President of Axial Biotech until 2013. During the period 2009-2013 Mr. Climaco was responsible for a major reorganization of Axial Biotech including the restructuring of the company's debt and its corporate partnerships, ultimately resulting in the sale of Axial Biotech's assets to Transgenomic, Inc. (TBIO). From 2012-2013 Mr. Climaco served as a director of InfuSystem Holdings, Inc. (NYSEMKT:INFU), a provider of ambulatory infusion pumps and associated clinical services. While at InfuSystem, Mr. Climaco's healthcare and legal expertise proved critical in evaluating several strategic decisions that helped lay the foundation for that company's successful restructuring, including his work with management to restructure the company's debt financing. Mr. Climaco also led the search committee for a permanent CEO.

Mr. Climaco currently serves as a director of Perma-Fix Environmental Services, Inc. (NASDAQ: PESI), a global provider of nuclear services and radioactive waste management solutions, Digirad Corporation (NASDAQ: DRAD), a major provider of in-office nuclear cardiology imaging, and PDI, Inc. (NASDAQ: PDII), a leading health care commercialization company. These board positions have placed Mr. Climaco in a leadership role in complex and difficult turn-around efforts, most notably as the Chairman of the Strategic Advisory Committees of the boards of DRAD and PESI. Mr. Climaco has advised management teams on M&A opportunities, debt restructurings, asset divestments, equity financings and strategic partnerships. In addition to his Strategic Advisory Committee work, Mr. Climaco has served on or chaired several other public company board committees including: Audit (INFU, DRAD and PESI), Compensation (DRAD, INFU), and Nominating and Governance (INFU, Chair). During Mr. Climaco's tenure at DRAD shares more than doubled.

Mr. Climaco holds a Bachelor of Arts in Philosophy, cum laude, from Middlebury College and a Juris Doctorate from the University of California, Hastings, College of Law.

Mr. Climaco is uniquely qualified to serve on the Company's Board given his significant experience on corporate boards of directors and executive leadership positions, as well as his experience in turning around under-performing companies over a broad array of industries

# Our Nominees

**David W. Pointer** is the founder and managing partner of VI Capital Management, LLC ("VICM"). VICM was founded on January 1, 2008 and has since been the general partner for the VI Capital Fund, LP ("VICF") (a Washington State Limited Partnership). VICF is a value oriented investment limited partnership registered in the State of Washington. Prior to founding VICF, David served as the Senior Vice President and Senior Portfolio Manager for ICM Investment Management in Spokane, WA. Prior to ICM David served as a Portfolio Manager for Invesco, Inc. where he worked with a senior partner in managing two mutual funds with assets in excess of $15 billion. David is an expert in business appraisal and identifying factors that create and enhance value. In addition to the above, David has been involved in M&A advisory roles and strategic consulting services in the industrial and healthcare industries.

David has an MBA from the Wharton School of Business and holds the Chartered Financial Analyst designation (CFA).

David is a member of the Board of Directors for Revo, Inc. (a private licensed footwear company) and CompuMed, Inc. (NASDAQ: CMPD) (a publicly-traded health-care services company).

Mr. Pointer is qualified to serve on the Company's Board given his vast experience in evaluating corporate activities that can enhance stockholder value and his ability to relate to the broader investment community.

# Our Nominees

**Mark Stolper** is the Executive Vice President and Chief Financial Officer of RadNet, Inc. (NASDAQ: RDNT). RadNet is the largest owner and operator of freestanding medical diagnostic imaging centers in the United States. RadNet is a publicly traded company with over $700 million of revenue, $115 million of EBITDA, 6,000 employees and 250 facilities. RadNet performs over four and a half million imaging exams each year, consisting of MRI, CT, PET/CT, Mammography, Ultrasound and X-ray.

Initially, as a member of RadNet's board of directors, and then as its Executive Vice President and Chief Financial Officer since 2004, Mr. Stolper has assisted RadNet in growing its revenue from $137 million to approximately $725 million, raising over $1.6 billion of capital and completing over 30 acquisitions. At RadNet, Mr. Stolper is responsible for all accounting, finance, reimbursement operations, investor relations, treasury and related financial functions (approximately 350 direct and indirect reporting employees).

Mr. Stolper has extensive experience participating on company boards of directors, including membership or chairmanship of audit, compensation, special/strategic and governance committees. Through December 2012 upon its sale to Humana, Inc., Mr. Stolper was a member of the board of directors of Metropolitan Health Networks (NYSE: MDF, a $700 million revenue medical services company). During his tenure, Metropolitan's stock increased 370%. Through December 2013, Mr. Stolper was a member of the board of directors of Tix Corporation (OTC: TIXC, a live entertainment ticketing company).

Currently, Mr. Stolper is a member of the board of directors of On Track Innovations, Ltd. (NASDAQ: OTIV, a developer and marketer of contactless microprocessor-based smart card solutions), Physiotherapy Associates, Inc. (privately held, the second largest chain of physical rehabilitation centers in the United States) and CompuMed, Inc. (OTC: CMPD, a medical technologies company).

Mr. Stolper graduated with a liberal arts degree from the University of Pennsylvania and a finance degree from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from UCLA.

Mr. Stolper is uniquely qualified to serve on the Company's Board given his proven track record in significantly increasing companies' revenue growth and his substantial experience in leading mergers and acquisitions.

# Our Nominees

**Robert J. Sarlls** is the sole member of Food Strategies, LLC, a consulting firm which works with small and mid-sized food companies and private equity firms with active interests in the food, beverage and agribusiness industries. Prior to his current firm he was a Senior Consultant with John B. Sanfilippo & Son, Inc. (NASDAQ:JBSS), one of the largest packaged nut companies in the world. Mr., Sarlls' prior roles with JBSS were as Senior Vice President of International Sales, Strategy and Business Development and as Senior Vice President of the company's $400 million US Consumer Sales division, where he and his team were responsible for selling branded and private branded nut products to supermarkets, mass merchandisers, and specialty retailers. Mr. Sarlls joined John B. Sanfilippo & Son in May 2009 as Vice President of Strategy and Business Development and led the transformation and professionalization of this family run publicly traded company. During his tenure with JBSS the company achieved record sales, a tripling of its cash flow as measured by Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), and a near quadrupling of the company's share price. Prior to his service at John B. Sanfilippo & Son, Mr. Sarlls was a Director at RBC Capital Markets, the investment banking arm of the Royal Bank of Canada. Prior to that, he was a Member of Strategic Food Capital Partners, a firm which provided food industry focused advisory services to the private equity community. Prior to that, Mr. Sarlls was a Vice President with Rabobank International, a global leader in providing financing and advisory services to the food and agribusiness industry, for eight years, where he focused on domestic and international mergers & acquisitions. Mr. Sarlls received his A.B., Cum Laude, from Harvard College.

Mr. Sarlls is qualified to serve on the Company's Board given his demonstrated track record of achieving strategic and operating improvements that result in the creation of shareholder value, his experience as a major supplier to large and small retailers, and his extensive financial and capital markets professional experience.

# Our Nominees – Track Record

- CAS Nominees have an extensive track-record in creating value for shareholders.

- The following pages highlight the meaningful organizational change, turnaround impact, and value creation effected by CAS's nominees as a result of their prior efforts as members of Boards and as officers and senior managers of retail businesses and turnaround situations.

# Pamida Stores (before)

Pamida Stores was owned by private equity firm Sun Capital and had $800 million in sales with 193 stores. Like ALCO Pamida targeted small rural towns, and the chain often competed with ALCO.

Stan Latacha was hired in early 2011 by the then CEO to help turnaround the business. Like ALCO Pamida had been struggling for over 10 years with weak same store sales comps and lacked a true niche to be competitive and relevant in small town America.

To accomplish the successful turnaround, Mr. Latacha, Senior Vice President and Chief Marketing Officer, led cross functional teams in marketing, merchandising and operations.

Mr. Latacha's action plans included:

- Developing a sales driving culture and linking total sales and promotional sales to the financial plan;
- Positioning Pamida as the best store in small town America by being easy to shop, affordable and reliable;
- Focusing efforts on key departments as shopper destinations;
- Being more relevant to customers immediate needs on a more consistent basis;
- Insuring stores execute companywide positioning and merchandising activities; and
- Connecting with the community and being a small town advocate.

# Pamida Stores (after)

For 2011 Pamida achieved positive main store comp store sales for the first time in 10 years:

Comp sales: +3.6%
Total Transactions: + 0.6%
Average Ticket Size: +2.9 %

Month trailing (June 2011 thru May 2012)
Comp sales +6.2 %

Part of what drove results was making Pamida a Christmas shopping destination. This cross functional strategy include merchandising, operations, marketing and in-store marketing.

Pamida had one of its best 2011 Christmas selling seasons of all time. Their main store comps were the highest in the retail industry and well above their peer groups:

| Comp Store % | November '11 | December '11 | January '11 | Quarter 4 |
|---|---|---|---|---|
| Pamida | +4.5% | +7.0% | +7.0% | +6.2% |
| ALCO | -0.2% | -0.3% | -1.1% | -0.6% |
| Fred's | +1.5% | -0.4% | -0.8% | +0.1% |

# Concurrent Computer Corp (before)



Concurrent Computer Corp
18
16
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12
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4
2
0
01-2002
01-2003
01-2004
01-2005
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# Concurrent Computer Corp

- July 23, 2012: Dilip Singh, operational activist, added to the board http://www.sec.gov/Archives/edgar/data/749038/000114036112033638/0001140361-12-033638-index.htm

# Concurrent Computer Corp (after)


Concurrent Computer Corp
10
9
8
7
6
5
4
3
2
1
0
07-2012
01-2013
07-2013
01-2014

Dilip Singh was an influential director who assisted in the development and implementation of this turn-around.

# Petco Animal Supplies Inc.

William Lechtner joined Petco Animal Supplies Inc. ("PETCO") as Vice President and General Merchandising Manager in October 1994 when the operation had only 262 stores.

Mr. Lechtner was a leader in the procurement, sales, brand building and promotional marketing of all merchandise for this national pet supply retail chain with a growing internet presence.

Mr. Lechtner led company's merchandising (retail stores and PETCO.com internet site) for more than 10 years, providing vision and leadership that translated into industry leading new businesses, including partnership with PETCO.com website, proprietary brand programs and growth with key industry leaders.

He had a critical role in planning and executing the integration more than 25 acquisitions, with a focus on merchandising and staffing.

Mr. Lechtner achieved improved net sales margin percentage in excess of 1200 basis points through increased penetration of private brand, advantageous supplier agreements and direct import business as well as significantly improved key vendor and CRM programs.

He increased inventory turns in excess of 2 full turns by managing manufacturer's production time, EOQ reductions in coordination with PETCO store specific merchandise planograms and successful promotional and loyalty programs.

Mr. Lechtner also partnered with the Marketing Department in developing and implementing an industry recognized pet centric CRM strategy which grew to over 30 million customer members and represented more than 75% of total sales. He also represented PETCO as board member of PIJAC and advisor to APPA.

# PETCO Animal Supplies Inc. (after)



PETCO Animal Supplies Inc.
35
30
25
20
15
10
5
0
03-1994
03-1995
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# Barrett Business Services, Inc. (before)



Barrett Business Services
30
25
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15
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0
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# Barrett Business Services, Inc.

<u>SC13D filings:</u>

- Oct 06, 2011
- Nov 11, 2011
- Dec 22, 2011
- Dec 30, 2011
- Dec 30, 2012
- Dec 30, 2012
- Dec 30, 2012
- Dec 30, 2012

# Barrett Business Services, Inc.
# (after)


Barrett Business Services, Inc
120
100
80
60
40
20
0
Mark Stolper, operational activist, was a leader in running the 2012 proxy contest that led to a settlement and substantial positive changes at BBSI.
10-2011
01-2012
04-2012
07-2012
10-2012
01-2013
04-2013
07-2013
10-2013

# Metropolitan Health Networks (before)


Metropolitan Health Networks
4
3.5
3
2.5
2
1.5
1
0.5
0
11-2004
04-2005
09-2005
02-2006
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05-2007
10-2007
03-2008
08-2008
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06-2009
11-2009
04-201

# Metropolitan Health Networks

- April 23, 2010: Mr. Mark Stolper, operational activist, appointed as a director of Metropolitan Health Networks http://www.sec.gov/Archives/edgar/data/1009379/000114420410022044/0001144204-10-022044-index.htm

# Metropolitan Health Networks (after)


Metropolitan Health Networks
12
10
8
6
4
2
0
04-2010
10-2010
04-2011
10-2011
04-2012
10-2012
Mark Stolper was an influential director who assisted in the development and implementation of this turn-around.

# John B. Sanfilippo & Son, Inc. (before)



30
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7/7/2008
9/7/2008
11/7/2008
1/7/2009
3/7/2009
5/7/2009

# John B. Sanfilippo & Son, Inc.

- May 11, 2009: Mr. Robert Sarlls joins John B. Sanfilippo & Son as an officer and Vice President of Strategy and Business Development http://www.businesswire.com/news/home/20090529005592/en/John-B.-Sanfilippo-Son-Appoints-Robert-J.#.U65AovldXGE

# John B. Sanfilippo & Son, Inc. (after)


20
18
16
14
12
10
8
6
4
2
0
Rob Sarlls joined the Company as VP of Strategy and Business Development 5/11/2009
5/8/2009
7/8/2009
9/8/2009
11/8/2009
1/8/2010
3/8/2010
5/8/2010
7/8/2010
9/8/2010
11/8/2010
1/8/2011
3/8/2011
5/8/2011
7/8/2011
9/8/2011
11/8/2011
1/8/2012
3/8/2012
5/8/2012
7/8/2012
9/8/2012
11/8/2012
1/8/2013
3/8/2013

# Supporting Data

Slide 5
http://www.sec.gov/Archives/edgar/data/30302/000091600213000029/proxy.htm (Date of appointment of Mr Wilson – Page 4)
Share Price taken from Yahoo Finance - http://finance.yahoo.com/q/hp?s=ALCS+Historical+Prices

Slide 6
Share Price taken from Bloomberg Finance. Yahoo Finance also has this data available.
http://finance.yahoo.com/q/hp?s=ALCS+Historical+Prices
http://finance.yahoo.com/q/hp?a=&b=&c=&d=3&e=4&f=2014&g=d&s=DG%2C+&ql=1
http://finance.yahoo.com/q/hp?a=&b=&c=&d=3&e=4&f=2014&g=d&s=FDO%2C+&ql=1
http://finance.yahoo.com/q/hp?a=&b=&c=&d=3&e=4&f=2014&g=d&s=TGT%2C+&ql=1
http://finance.yahoo.com/q/hp?a=&b=&c=&d=3&e=4&f=2014&g=d&s=FRED%2C+&ql=1

Slide 9
Taken from Company filings with the SEC: http://www.alcostoresinc.com/inv_investor_relations.aspx
Note: Source link for all the 10k are available.

Slide 10
Taken from Company filings with the SEC: http://www.alcostoresinc.com/inv_investor_relations.aspx
Note: Source link for all the 10q are available.

# Supporting Data

Slide 11, 12, 13, 15

Competitor data taken from company investor relations websites SEC filing data

http://investor.shareholder.com/dollar/

http://investor.familydollar.com/investors-relations/default.aspx

http://www.dollartreeinfo.com/investors/

http://www.biglots.com/corporate/investor-relations

http://corp.fredsinc.com/investor-relations.php

Slide 14, 16, 17

Taken from Company filings with the SEC: http://www.alcostoresinc.com/inv_investor_relations.aspx

Note: Source link for all the 10k are available.

Slide 19

A Message From The President and Chief Executive Officer (FY10) :
http://www.alcostoresinc.com/Documents/AnnualReports/fiscal_10.pdf

Slide 20

Debt/Market Capitalization ratio available for competing firms on Bloomberg Finance. Also available using Yahoo Finance.

# Supporting Data

Slide 21

Taken from Company filings with the SEC: http://www.alcostoresinc.com/inv_investor_relations.aspx

Note: Source link for all the 10k are available.

Slide 22 and 23

Approximate expense to open one Alco store – Please refer the attached "Alco store transcripts" – Page 24

Please refer the Excel sheet: "Nearby stores to Alco's Pivot stores" (an hour research shows the nearby stores)

http://www.yourhoustonnews.com/pasadena/news/alco-store-in-pasadena-to-close/article_f249ee4e-2f95-5aeb-ad84-9323364b9b42.html

Slide 25 and 26

Taken from Company filings with the SEC:

http://www.sec.gov/Archives/edgar/data/30302/000114420414038705/v381886_pre14a.htm

http://www.sec.gov/Archives/edgar/data/30302/000114036114018815/form10k.htm

Note: Source link for all the Proxy materials are available.

# Supporting Data

Slide 27

http://globenewswire.com/news-release/2013/07/25/562392/10041824/en/ALCO-Stores-Inc-Enters-Into-Definitive-Agreement-to-Be-Acquired-by-Argonne-Capital-Group.html

http://www.sec.gov/Archives/edgar/data/30302/000110465913079296/0001104659-13-079296-index.htm

http://www.sec.gov/Archives/edgar/data/30302/000110465913079296/a13-23128_38k.htm

Slides 28 and 29

https://ga.isscorporateservices.com/newmain.php#